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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                February 5, 1999

                       SHARED TECHNOLOGIES CELLULAR, INC.
             (Exact name of registrant as specified in the charter)



           State of Delaware                         1-13732                               06-386411
       (State of Incorporation)               (Commission File No.)            (IRS Employer Identification No.)

                        100 Great Meadow Road, Suite 104
                         Wethersfield, Connecticut 06109
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (860) 258-2500

          (Former name or former address, if change since last report)
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ITEM 5.  OTHER EVENTS.

        Effective February 5, 1999, Shared Technologies Cellular, Inc. (the "Company") closed a $15 million private placement of equity with 20 investors, led by Marshall Capital Management, Inc., an affiliate of Credit Suisse First Boston, and a number of European-based institutional investors. Oakes, Fitzwilliams & Co. S.A. of London acted as placement agent for the Company in connection with the sales to the European investors.

        Pursuant to a Securities Purchase Agreement entered into between the Company and the investors (the "Securities Purchase Agreement"), the Company issued an aggregate of 15,000 shares of a new Series C Convertible Preferred Stock, $.01 per share, and Warrants to purchase an aggregate of 300,000 shares of Common Stock, $.01 par value, of the Company. Each share of Series C Convertible Preferred Stock is convertible into Common Stock of the Company in accordance with the formula described below. The Company intends to use the proceeds from the offering to repay approximately $5.5 million of outstanding indebtedness and for general corporate purposes.

        Description of Series C Convertible Preferred Stock. The following description of the rights and preferences of the Series C Convertible Preferred Stock is a summary, and is qualified in its entirety by reference to the entire text of the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (the "Certificate of Designation"), which is attached as an exhibit to this Current Report on Form 8-K.

               Voting. The holders of shares of Series C Convertible Preferred Stock are not entitled to vote with respect to the business, management or affairs of the Company.

               For so long as any shares of Series C Convertible Preferred Stock are outstanding, the following matters, however, will require the approval of the holders of at least two-thirds of the then-outstanding shares of Series C Convertible Preferred Stock:

                       (i) altering, changing, modifying or amending the terms
               of the Series C Convertible Preferred Stock or the terms of any other stock of the Company so as to adversely affect the Series C Convertible Preferred Stock;

                       (ii) creating any new class or series of capital stock
               having a preference over or ranking pari passu with the Series C Convertible Preferred Stock as to redemption or distribution of assets upon a Liquidation Event (as defined in the Certificate of Designation) or any other liquidation, dissolution or winding up of the Company;

                       (iii) increasing the authorized number of shares of
               Series C Convertible Preferred Stock;
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                       (iv) reissuing any shares of Series C Convertible
               Preferred Stock which have been converted or redeemed in accordance with the terms of the Certificate of Designation;

                       (v) issuing any Pari Passu Securities or Senior
               Securities (each as defined in the Certificate of Designation) (other than non-convertible debt securities or debt securities which are convertible into or exchangeable for Common Stock of the Company or any other equity or convertible security of the Company junior to the Series C Convertible Preferred Stock);

                       (vi) redeeming, declaring, paying or making any provision
               for any dividend or distribution with respect to the Common Stock of the Company or any other capital stock of the Company ranking junior to the Series C Convertible Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Company; and

                       (vii) issuing any Series C Convertible Preferred Stock
               except pursuant to the terms of the Securities Purchase Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

               Dividends. The Series C Convertible Preferred Stock will not bear dividends.

               Liquidation. Upon the liquidation, dissolution or winding up of the Company, the holders of Series C Convertible Preferred Stock, before any distribution to the holders of Junior Securities (as defined in the Certificate of Designation) but after payment to holders of Senior Securities, will be entitled to receive an amount equal to the Stated Value (defined below) plus the Premium (defined below) accrued on its Series C Convertible Preferred Stock in accordance with the terms of the Certificate of Designation (the "Liquidation Preference").

               Conversion. Each share of Series C Convertible Preferred Stock is convertible into shares of Common Stock of the Company in accordance with the following formula:

        Number of Shares of      =     Stated Value plus accrued Premium
        Common Stock Issuable                    Conversion Price

The "Stated Value" is equal to $1,000 per share. The "Premium" is equal to 6%, payable in Common Stock or cash, at the Company's option (subject to certain conditions), upon conversion. The "Conversion Price" is equal to the lesser of $7 and the Variable Conversion Price. The "Variable Conversion Price" is equal to the average of the lowest Closing Bid Prices (as defined in the Certificate of Designation) for the Common Stock of the Company on any five (5) consecutive trading days during the period of fifteen (15) trading days immediately prior to the conversion date. If the Company's Common Stock trades above $11 per share (subject to adjustment upon the occurrence of certain events, including but not limited to a stock split or dividend or a merger or
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consolidation of the Company) for ten (10) consecutive days, and if at all times during such period, certain conditions set forth in the Certificate of Designation are satisfied, the Conversion Price will be equal to $7 thereafter.

               If, following conversion, the Company fails to deliver shares of its Common Stock to an investor in accordance with the Certificate of Designation, it may incur monetary and other penalties (including, in certain circumstances, mandatory redemption of the Series C Convertible Preferred Stock).

               On February 5, 2004, all shares of Series C Convertible Preferred Stock then outstanding will be automatically converted into shares of Common Stock at the then-prevailing Conversion Price.

               Conversion Limitations. The number of shares of Common Stock issued upon conversion of all outstanding shares of Series C Convertible Preferred Stock may not exceed the following amounts during the periods specified (each, a "Conversion Limit Amount"):

                                                             Conversion
                       Period                                Limit Amount
                       ------                                ------------
        During the 1st Year Following the Issue Date            3,975,000
        During the 2nd Year Following the Issue Date            4,200,000
        During the 3rd Year Following the Issue Date            4,425,000
        During the 4th Year Following the Issue Date            4,650,000
        Following the 4th Anniversary of the Issue Date         4,875,000

The Conversion Limit Amount is subject to adjustment in accordance with the terms of the Certificate of Designation. In addition, until the Company obtains the approval of the holders of a majority of the Company's outstanding Common Stock, the number of shares of Common Stock issued upon conversion of Series C Convertible Preferred Stock or exercise of the Warrants may not exceed 19.99% of the number of shares of Common Stock outstanding on February 5, 1999, or 1,512,661 shares. The Company has agreed to seek such stockholder approval (the "Stockholder Approval") at a meeting of stockholders to be held no later than May 31, 1999. As of the date of this Current Report, but for the limitation described in the second preceding sentence, the 15,000 shares of Series C Convertible Preferred Stock would be convertible into approximately 2,142,857 shares of Common Stock of the Company, or 28% of the total number of shares of Common Stock issued and outstanding on February 5, 1999. Further, the total number of shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock and exercise of the Warrants as of the date of this Current Report, but for the aforementioned limitation, would be approximately 2,442,857 shares, or 32% of the total number of shares of Common Stock issued and outstanding on February 5, 1999.
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               Mandatory Conversion. The Company has the right to require conversion of all of the outstanding shares of Series C Convertible Preferred Stock at any time after February 5, 2000 if the Closing Bid Price for the Company's Common Stock is greater than $15.00 for fifteen (15) consecutive trading days, subject to satisfaction of certain conditions set forth in the Certificate of Designation.

               Mandatory Redemption. Each purchaser of Series C Convertible Preferred Stock will have the right, upon the occurrence of a Mandatory Redemption Event (as such term is defined in the Certificate of Designation, which term includes, among other things, failure to receive the Stockholder Approval by May 31, 1999 ), to require the Company to redeem all or any part of such purchaser's Series C Convertible Preferred Stock for a price (the "Mandatory Redemption Price") equal to the greater of (a) the Liquidation Preference of the shares being redeemed multiplied by 115% and (b) an amount calculated on the basis of the applicable Conversion Price and the price at which the Common Stock of the Company is then trading.

               If the Corporation fails to pay the Mandatory Redemption Price within ten (10) business days of the mandatory redemption date, the holder of Series C Convertible Preferred Stock shall have the right to regain its rights as such a holder and, upon written notice to such effect from the holder, the Company shall return to such holder the certificates representing the Series C Convertible Preferred Stock delivered to the Company in connection with the mandatory redemption. In such event, the Conversion Price otherwise applicable to future conversions of the Series C Convertible Preferred Stock shall be reduced by one percent for each day beyond such tenth business day in which the failure to pay continued, until the date of such notice, but the maximum reduction of the Conversion Price shall be fifty percent.

               Optional Redemption. The Company will have the right, upon the satisfaction of certain Optional Redemption Conditions (as defined in the Certificate of Designation), to redeem any Series C Convertible Preferred Stock submitted for conversion at a Conversion Price that is less than $7 (subject to adjustment upon the occurrence of certain events set forth in the Certificate of Designation) for a price equal to an amount representing an annualized return of 110% on the Stated Value of the Series C Convertible Preferred Stock being redeemed, plus accrued Premium.

               Preemptive Rights. Pursuant to the Securities Purchase Agreement, each purchaser of the Series C Convertible Preferred Stock will have the right, upon the issuance of certain equity securities by the Company, to either purchase a pro rata share of such securities or, at the option of such purchaser, to exchange all or any part of such purchaser's shares of Series C Convertible Preferred Stock for an equal amount of such securities.

               Description of the Warrants. Pursuant to the Securities Purchase Agreement, each investor received a Warrant for the purchase of 20,000 shares of Common Stock of the Company for each $1 million of Series C Convertible Preferred Stock issued. The Warrants are exercisable at $9 per share (subject to adjustment upon the occurrence of certain events set forth in the Warrants). The Warrants will expire five (5) years after the date of issuance, and are subject to
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mandatory exercise, subject to certain conditions set forth therein, if the
Company's Common Stock trades at or above $18 per share (subject to adjustment upon the occurrence of certain events set forth in the Warrants) for five (5) consecutive trading days. Cashless exercise is permitted under the terms of the Warrants and is required for any exercise after February 5, 2001.

               If, following exercise of the Warrants, the Company fails to deliver shares of its Common Stock to an investor in accordance with the terms of the Warrants, it may incur monetary and other penalties.

        Description of the Registration Rights Agreement. In accordance with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with the investors, pursuant to which the Company is required, within thirty (30) days after February 5, 1999, to file with the Securities and Exchange Commission a registration statement on Form S-3 covering the resale of the Common Stock issuable upon conversion of the Series C Convertible Preferred Stock and exercise of the Warrants. The Company may incur monetary and other penalties (including in certain circumstances mandatory redemption of the Series C Convertible Preferred Stock) in the event that such registration statement is not filed within such 30-day period or declared effective in accordance with the terms of the Registration Rights Agreement, or if such registration statement becomes unavailable for the resale of shares of Common Stock of the Company and such unavailability continues for a period set forth in the Registration Rights Agreement.


ITEM 7.  EXHIBITS.

4.1 Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of Shared Technologies Cellular, Inc. dated January 28, 1999.

4.2 Securities Purchase Agreement among the Company and the Purchasers dated as of January 28, 1999.

4.3 Registration Rights Agreement among the Company and the Purchasers dated as of January 28, 1999.

4.4 Form of Warrant to Purchase Common Stock of the Company issued to the Purchasers.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 12, 1999                 SHARED TECHNOLOGIES CELLULAR, INC.



                                        By: /s/ Vincent DiVincenzo
                                            --------------------------------
                                            Name: Vincent DiVincenzo
                                            Title:   Chief Financial Officer